Exhibit 99.1

Crawford & Company® Authorizes Share Repurchase and Declares Quarterly Dividends

ATLANTA (May 9, 2019) On May 8, 2019, at its regular quarterly meeting, the Board of Directors of Crawford & Company® reauthorized the Company to undertake a share repurchase program under which it may repurchase up to 2 million shares of its common stock until December 31, 2020. “Given our confidence in our outlook combined with our current share price which we believe is trading meaningfully below intrinsic value, we are pleased with our Board’s reauthorization of a 2 million share repurchase,” said Harsha V. Agadi, Crawford president and chief executive officer.

In authorizing the new repurchase plan, the Board cancelled the prior repurchase authorization, which, along with a special share repurchase in January 2019, resulted in the repurchase of over 3 million shares or 5.5% of average Company shares outstanding from January 2018 through January 2019. Under the new repurchase program, repurchases may be made in open market or privately negotiated transactions at such times and for such prices as management deems appropriate, subject to applicable regulatory guidelines. The new authorization does not obligate Crawford to acquire any stock, and purchases may be commenced or suspended at any time based on market conditions and other factors that the Company deems appropriate.

The Board also declared a quarterly dividend of $0.07 per share on the Class A Common Stock and $0.05 per share on the Class B Common Stock, payable on June 6, 2019, to shareholders of record as of the close of business on May 23, 2019. The Company’s two classes of stock are substantially identical, except with respect to voting rights and the Company’s ability to pay greater cash dividends on the non-voting Class A Common Stock than on the voting Class B

Common Stock, subject to certain limitations. In addition, with respect to mergers or similar transactions, holders of Class A Common Stock must receive the same type and amount of consideration as holders of Class B Common Stock, unless different consideration is approved by the holders of 75% of the Class A Common Stock, voting as a class.

For further information regarding this press release, please call Bruce Swain at (404) 300-1051.

This press release contains forward-looking statements, including statements about the expected future financial condition, results of operations and earnings outlook of Crawford & Company. Statements, both qualitative and quantitative, that are not historical facts may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from historical experience or Crawford & Company’s present expectations. Accordingly, no one should place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Crawford & Company does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise or not arise after the date the forward-looking statements are made. For further information regarding Crawford & Company, including factors that could cause our actual financial condition, results or earnings to differ from those described in any forward-looking statements, please read Crawford & Company’s reports filed with the SEC and available at www.sec.gov and in the Investor Relations section of Crawford & Company’s website at www.crawco.com.

About Crawford®

Based in Atlanta, Crawford & Company (NYSE: CRD-A and CRD-B) is the world’s largest publicly listed independent provider of claims management and outsourcing solutions to insurance companies and self-insured entities with an expansive global network serving clients in more than 70 countries. The Company’s two classes of stock are substantially identical, except with respect to voting rights and the Company’s ability to pay greater cash dividends on the non-voting Class A Common Stock (CRD-A) than on the voting Class B Common Stock (CRD-B), subject to certain limitations. In addition, with respect to mergers or similar transactions, holders of CRD-A must receive the same type and amount of consideration as holders of CRD-B, unless different consideration is approved by the holders of 75 percent of CRD-A, voting as a class. More information is available at www.crawco.com.

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